As filed with the Securities and Exchange Commission on March 11, 2005.

                                           Registration No. 333-________________

--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           -------------------------

                                    FORM S-8


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           -------------------------

                      TRANSACTION SYSTEMS ARCHITECTS, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                    47-0772104
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    Identification No.)

          224 South 108th Avenue
             Omaha, Nebraska                                  68154
 (Address of principal executive offices)                   (Zip Code)

                   2005 EQUITY AND PERFORMANCE INCENTIVE PLAN
                            (Full title of the plan)

                             Dennis P. Byrnes, Esq.
              Senior Vice President, General Counsel and Secretary
                      Transaction Systems Architects, Inc.
                             224 South 108th Avenue
                              Omaha, Nebraska 68154
                                 (402) 334-5101
  (Name, address, telephone number, including area code, of agent for service)

                                 with a copy to:

              Lisa Kunkle                              Sean McAvoy
               Jones Day                                Jones Day
   North Point, 901 Lakeside Avenue           2882 Sand Hill Road, Suite 240
      Cleveland, Ohio 44114-1190               Menlo Park, California 92045

                           -------------------------

                        CALCULATION OF REGISTRATION FEE

====================================== =================== ==================== ==================== =====================
                                                             Proposed maximum     Proposed maximum
                                          Amount to be      offering price per   aggregate offering        Amount of
 Title of securities to be registered   registered (1)(2)          share              price (5)       registration fee (5)
-------------------------------------- ------------------- -------------------- -------------------- ---------------------
    2005 EQUITY AND PERFORMANCE                                 $22.650 (3)
      INCENTIVE PLAN                        3,000,000                                $67,959,800          $7,998.87
    Common Stock, par value                                     $22.655 (4)
      $.005 per share
====================================== =================== ==================== ==================== =====================

(1) This Registration Statement covers 3,000,000 shares of Common Stock, par value $.005 per share, of Transaction Systems Architects, Inc. ("Registrant") available for awards under the Registrant's 2005 Equity and Performance Incentive Plan (the "2005 Plan"). The 2005 Plan also provides that shares represented by options granted under Prior Plans (as defined below) which are forfeited, expire or are cancelled without delivery of shares of common stock or which result in the forfeiture or relinquishment of shares of common stock back to the Registrant may be issued for awards granted under the 2005 Plan. For purposes of this Registration Statement, the term "Prior Plans" refers to the following stock option plans of the
     Registrant: (A) the 1994 Stock Option Plan, as amended, (B) the 1996 Stock Option Plan, (C) the 1997 Management Stock Option Plan, (D) the 2000 Non-Employee Director Stock Option Plan, (E) the MessagingDirect Ltd. Amended and Restated Employee Share Option Plan and (F) the 2002 Non-Employee Director Stock Option Plan, as amended.

(2) Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued pursuant to the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock.

(3) On March 9, 2005, the Board of Directors granted 1,040,000 stock options pursuant to the 2005 Plan. In accordance with the terms of the 2005 Plan, the exercise price for stock options is the closing sale price (price for last trade) as reported on The NASDAQ Stock Market on the day immediately preceding the date of grant. This amount represents the closing sale price (price for last trade) on March 8, 2005 as reported on The NASDAQ Stock Market.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act. This amount represents the average of the high and low prices of the Registrant's common stock on March 9, 2005, as reported on The NASDAQ Stock Market.

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act. The fee is calculated as the sum of: (A) the exercise price for options granted pursuant to the 2005 Plan described above for 1,040,000 shares which totals $2,772.54, and (B) the average of the high and low prices of the Registrant's common stock on March 9, 2005, as reported on The NASDAQ Stock Market for the remaining 1,960,000 shares which totals $5,226.33.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Instruction G of Form S-8 and Rule 428(b)(1) under the Securities Act, and the introductory note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The documents listed in (a) through (e) below are hereby incorporated by reference into this Registration Statement.

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2004, filed with the Securities and Exchange Commission (the "Commission") on December 14, 2004.

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2004, filed with the Commission on February 8, 2005, as amended on February 18, 2005.

         (c) The Registrant's Current Reports on Form 8-K filed with the Commission on September 29, 2004, as amended by Form 8-K/A filed with the Commission on October 13, 2004 and Form 8-K/A filed with the Commission on December 13, 2004, and Form 8-K filed with the Commission on February 28, 2005.

         (d) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 2004.

         (e) The description of the Registrant's Class A Common Stock (reclassified as "Common Stock") set forth under the caption "Description of Capital Stock - Common Stock" in the Registrant's Registration Statement on Form S-4 (File No. 333-56309) filed with the SEC on June 8, 1998.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interest of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law provides for the indemnification of officers and directors, subject to certain limitations. The Certificate of Incorporation of the Registrant expressly provides for indemnification of an officer or director made a party or threatened to be made a party to proceedings by reason of the fact that such person was an officer or director to the fullest extent authorized by law. The Certificate of Incorporation also authorizes the Registrant to, and the Registrant's Bylaws provide that the Registrant shall, maintain officer and director liability insurance, and the Registrant currently maintains such a policy. The Certificate of Incorporation authorizes the use of indemnification agreements and the Registrant has entered into such agreements with its directors and certain officers.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The following are filed as exhibits to this Registration Statement:

 Exhibit No.      Description
 -----------      -----------
     3.1          Amended and Restated Certificate of Incorporation of
                  Registrant, and amendments thereto (incorporated herein by reference to Annex A to the Registrant's Definitive Proxy
                  Statement filed January 26, 2005) (File No. 000-25346)

     3.2 Amended and Restated Bylaws of Registrant (incorporated herein by reference to Exhibit 3.2 of the Registration Statement on Form S-8 (File No. 333-113550) filed with the Commission on March 12, 2004)

     4.1 2005 Equity and Performance Incentive Plan (incorporated herein by reference to Annex B to the Registrant's Definitive Proxy Statement filed January 26, 2005) (File No.
                  000-25346)

     5.1* Opinion of Jones Day (as to the validity of the securities being registered)

    23.1*         Consent of KPMG LLP

    23.2*         Consent of Jones Day (included in Exhibit 5.1)

    24* Power of Attorney (included on the signature page of this Registration Statement)
 ----------------
    *  Filed herewith.

Item 9.  Undertakings

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on March 9, 2005.

                                        TRANSACTION SYSTEMS ARCHITECTS, INC.


                                        By:        /s/ Philip G. Heasley
                                           -------------------------------------
                                                     Philip G. Heasley
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Transaction Systems Architects, Inc., hereby severally and individually constitute and appoint Dennis P. Byrnes, David R. Bankhead and Donald P. Newman and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same with the Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           Name                               Title                           Date
           ----                               -----                           ----

   /s/ Philip G. Heasley      President, Chief Executive Officer         March 9, 2005
---------------------------     and Director
     Philip G. Heasley        (Principal Executive Officer)



   /s/ David R. Bankhead      Senior Vice President, Chief Financial     March 9, 2005
---------------------------     Officer and Treasurer
     David R. Bankhead        (Principal Financial Officer)



   /s/ Donald P. Newman       Vice President, Chief Accounting Officer   March 9, 2005
---------------------------     and Controller
     Donald P. Newman         (Principal Accounting Officer)



   /s/ Harlan F. Seymour      Chairman of the Board and Director         March 9, 2005
---------------------------
     Harlan F. Seymour


  /s/ Roger K. Alexander      Director                                   March 9, 2005
---------------------------
    Roger K. Alexander


    /s/ John D. Curtis        Director                                   March 9, 2005
---------------------------
      John D. Curtis


  /s/ Gregory D. Derkacht     Director                                   March 9, 2005
---------------------------
    Gregory D. Derkacht


     /s/ Jim D. Kever         Director                                   March 9, 2005
---------------------------
       Jim D. Kever


    /s/ John E. Stokely       Director                                   March 9, 2005
---------------------------
      John E. Stokely

                                  EXHIBIT INDEX

 Exhibit No.      Description
 -----------      -----------
     3.1          Amended and Restated Certificate of Incorporation of
                  Registrant, and amendments thereto (incorporated herein by reference to Annex A to the Registrant's Definitive Proxy
                  Statement filed January 26, 2005) (File No. 000-25346)

     3.2 Amended and Restated Bylaws of Registrant (incorporated herein by reference to Exhibit 3.2 of the Registration Statement on Form S-8 (File No. 333-113550) filed with the Commission on March 12, 2004)

     4.1 2005 Equity and Performance Incentive Plan (incorporated herein by reference to Annex B to the Registrant's Definitive Proxy Statement filed January 26, 2005) (File No.
                  000-25346)

     5.1* Opinion of Jones Day (as to the validity of the securities being registered)

    23.1*         Consent of KPMG LLP

    23.2*         Consent of Jones Day (included in Exhibit 5.1)

    24* Power of Attorney (included on the signature page of this Registration Statement)
 ----------------
    *  Filed herewith.